UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
_______________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 19, 2008

_______________________________

AVISTAR COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-31121	88-0383089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

 1875 S. Grant Street, 10th Floor
San Mateo, California 94402
(Address of principal executive offices, including zip code)

(650) 525-3300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	– Other Events

On August 19, 2008, Avistar Communications Corporation, or Avistar, received a letter from The Nasdaq Stock Market indicating that Avistar is now in compliance with Marketplace Rule 4310(c)(4), which requires the company to have a minimum bid price of $1.00 for continued listing.

Additionally, on August 25, 2008, Avistar received a notice from The Nasdaq Stock Market Hearings Panel stating that Avistar has now regained compliance with Nasdaq Marketplace Rule 4310(c)(3), which requires listed companies to have a minimum of $2,500,000 in stockholders’ equity or $35 million in market value of listed securities or $500,000 of net income from continuing operations for the most recently completed fiscal year or two or the three most recently completed fiscal years.

On August 25, 2008, Avistar issued a press release announcing its receipt of the letters from The Nasdaq Stock Market described above. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.  Other Events

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release of Avistar Communications Corporation dated August 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVISTAR COMMUNICATIONS CORPORATION

By:	/s/ Robert J. Habig
Robert J. Habig Chief Financial Officer

Date:  August 25, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Avistar Communications Corporation dated August 25, 2008